UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2006

 GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964
(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 15, 2006, the Registrant executed an acquisition agreement (the “Agreement”) with Xi'an Hua Long Yu Tian Ke Ji Shi Ye Co., Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China (“Hua Long”), Dong, Jian Zhong and Guo, Li Zheng, the shareholders of Hua Long (collectively "Hua Long Shareholders"). An executed copy of the Agreement is attached hereto as Exhibit 10.1.

Pursuant to the Agreement, the Registrant paid Hua Long Shareholders approximately $187,500 in cash to acquire 100% interest in the shares of registered capital of Hua Long. Hua Long acts as the holding company of New Century Scientific Investment Ltd. ("New Century"). The acquisition of Hua Long allowed the Registrant to complete the legal processing regarding the share exchange with New Century in China. Upon completion of the acquisition, the Registrant owned 100% interest of Hua Long and 95% interest of New Century through Hua Long. Consolidated financial statements will be filed in the Registrant's annual report in Form 10KSB ended December 31, 2006.

The Registrant currently has 42,079,940 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "GFRP".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

Dated: March 22, 2007	By:	/s/ Su, Jie
Su, Jie Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Hua Long Acquisition Agreement, dated October 15, 2006

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